FOR IMMEDIATE RELEASE

Rockdale Resources Appoints New Director

AUSTIN, Texas, August 19, 2014 (Marketwired) -- Rockdale Resources Corporation (OTCQB: BBLS), an Austin, Texas-based oil production, exploration and drilling company, has appointed Leo B. Womack, to the Company’s Board of Directors.

“Mr. Womack is an excellent addition to Rockdale’s Board,” stated David N. Baker, the Company’s Chief Executive Officer as well as a Director of the Company. “Leo is the ideal Board member for Rockdale. With Leo’s background as a CPA, he will become Chair of the Audit Committee as well as help the Company with its continuing capital growth, identification of prospective assets for acquisition and market awareness activities. We are thrilled to have Leo join the Rockdale Board of Directors.”

Mr. Womack has over 40 years of experience in advising and serving as a Director of public and private companies.  Mr. Womack began his career in Houston with Arthur Anderson and later as managing partner of a local CPA firm that he later merged into what is now known as Grant Thornton.  He has served as President and as Chairman of the Houston Angel Network and on National Committees of the Angel Capital Association.  He currently serves as Audit Committee Chair and as a Director of HII Technologies, Inc.

About Rockdale Resources Corporation

Rockdale Resources Corporation is a domestic oil exploration and production company. The Company focuses on new oil wells in established areas of oil production. The Company uses state of the art technology to maximize production and to identify areas with the greatest potential. The Company's core area of operations is in the Minerva-Rockdale Field near Rockdale, Texas, which has produced over 7 million barrels of oil since its first wells were established in 1921. The Company's corporate offices are located in Austin, Texas.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding. Any statement that does not contain a historical fact may be deemed to be a forward-looking statement. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, imprecision of reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation. Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Rockdale’s operations or financial results is available by contacting Rockdale. Furthermore, the forward-looking statements contained in this press release are made as of the date of this press release, and Rockdale does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law.

Contact: David Baker, Rockdale Resources Corporation, 512-537-2257.

info@rockdaleresources.com

SOURCE Rockdale Resources Corporation

Web Site: http://www.rockdaleresources.com